Exhibit 4.411

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 176894 dated October 01, 2019

For Rendering

communication services for the purpose of broadcasting

This License is granted to

Limited Liability Company

Sputnikovoe TV

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1127746631495

Tax Identification Number (TIN)

7709909783

Location address (place of residence):

51/4 bldg. 1 off. 125, h. 1, Shchepkina str., Moscow, 129110

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until October 01, 2024.

This License is granted by decision of the licensing body - Order dated September 16, 2019 No. 551-рчс

Appendix being an integral part of this license is executed on 3 sheets.

Deputy Head	/signature/ A.А. Pankov

Stamp here

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS

OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE

OF COMMUNICATIONS, INFORMATION TECHNOLOGY

AND MASS MEDIA

PSRN 1087746736296